Exhibit 32.1

CERTIFICATION

OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

AXIS Capital Holdings Limited

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

                I, John Charman, and I, Andrew Cook, each certify to the best of my knowledge that:

                This annual report of AXIS Capital Holdings Limited for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 28, 2005	/s/ JOHN R. CHARMAN John R. Charman Chief Executive Officer
/s/ ANDREW COOK Andrew Cook Chief Financial Officer